Exhibit 11

EARNINGS PER SHARE

Income from continuing operations                 $16,590,000
Discontinued operations:
     Income from operations of discontinued
     branch (including gain on sale of
     $2,602,000)                                    3,751,000
     Income taxes                                   1,474,000
                                                  -----------
Income from discontinued operations                 2,277,000
                                                  -----------
Net income for the year ended December 31, 2002   $18,867,000
                                                  ===========

Weighted average common shares outstanding          9,791,549

Assumed incremental common shares issued
upon exercise of stock options                         64,154
                                                  -----------

Weighted average common shares for diluted
earnings per share                                  9,855,703
                                                  ===========


Earnings per common share - basic                       $1.93
                                                       ======

Earnings per common share - diluted                     $1.91
                                                       ======

Adjusted earnings per share from continuing
operations - basic                                      $1.69
                                                       ======

Adjusted earnings per share from continuing
operations - diluted                                    $1.68
                                                       ======